EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement (Form S-8 No. 333-129401) pertaining to the 2005 Incentive Award Plan of Peerless Systems Corporation of our report dated April 27, 2012, with respect to the consolidated financial statements of Peerless Systems Corporation included in this Annual Report (Form l0-K) for the year ended January 31, 2012.

/s/ Ernst & Young LLP
April 27, 2012
Los Angeles, California